                                                                    EXHIBIT 10.8

                             AMENDMENT NUMBER THREE
                                     TO THE
                              SANDERSON FARMS, INC.
                                      AND .
                                   AFFILIATES
                          EMPLOYEE STOCK OWNERSHIP PLAN

            THIS AGREEMENT, made and entered into this 11th day of February, 2004, by Sanderson Farms, Inc., a Mississippi corporation herein called the "Company";

            WHEREAS, the Company maintains Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan, as heretofore amended (the "Plan"); and

            WHEREAS, the Company desires to amend the Plan as hereinafter provided.

            NOW, THEREFORE, pursuant to Section 17.1 of the Plan, the Plan is hereby amended as follows:

            FIRST: Section 2.2 of the Plan is hereby deleted.

            SECOND: Article 2 of the Plan is amended by adding thereto the following new Section 2.30:

      Section 2.30 "Valuation Date" means the last day of each Plan Year and any other date on which a special valuation is made, as designated by the Administrative Committee.

            THIRD: The first paragraph of Section 4.1 of the Plan is hereby amended to read as follows:

                  Any Eligible Employee who has completed one (1) Year of Service with the Employers as an Eligible Employee and who has attained twenty-one (21) years of age shall be eligible to participate in the Plan as of the

      Employers' Securities acquired by the Trustees may initially be credited to the Unallocated Stock Account, if both general accounts are maintained. As of each Valuation Date, Employers' contributions and forfeitures for the year, cash dividends received on Qualifying Employers' Securities, if any, the interest paid or payable during the year if any part of a loan is outstanding, and the shares of Qualifying Employers' Securities released from the Unallocated Stock Account, if maintained, shall be allocated among Participants' accounts in the following manner:

                  (a) Dividends on shares of Qualifying Employers' Securities allocated to Participants' stock accounts at the beginning of the year shall be credited to each Participant's account.

                  (b) any forfeitures of Qualifying Employers' Securities and any cash forfeitures which have matured during the year shall be allocated to Participant' accounts in the manner set forth in Section 6.3.

                  (c) Dividends on Qualifying Employers' Securities held in the Unallocated Stock Account, any interest received and any other items of income shall be allocated to Participants' accounts in the same ratio that the balances in each Participant's separate account or accounts bear to the aggregate accounts of all Participants at the beginning of such fiscal year, less distributions, if any, made in such year.

                  (d) Each Participant's share of the Employers' contributions (in whatever form) shall be credited to Participants' accounts in the manner set forth in Section 6.3.

                  (e) Shares of Qualifying Employers' Securities released from the Unallocated Stock Account, if maintained, equaling the balance of Participants' cash accounts divided by the share price shall be allocated to Participants' stock accounts. Additions to the Investment Account, if maintained, and Investment Account Income, if any, shall be computed on each Valuation Date and each Participant's account shall be credited with his share of additions to the Investment Account or Investment Account Income in the same ratio that the balances in each Participant's separate account or accounts bear to the aggregate accounts of all Participants immediately following the preceding Valuation Date, less distributions, if any, made since such Valuation Date. Investment Account Income is the net increase or decrease during the year attributable to its income and expenses, gains and losses whether or not realized in the Investment Account.

            TENTH: Section 6,8 of the Plan is hereby amended to read as follows:

      Section 6.8 Annual Statements.

                  On or before the expiration of four (4)' calendar months after each Valuation Date which is as of the end of a Plan Year, or as soon as administratively feasible thereafter, the Administrative Committee shall upon information furnished by the Trustees, or the Trustees shall upon direction of the Administrative Committee, make reports to each Participant as of the Valuation Date, and the Valuation Date immediately preceding showing the balances in all of each Participant's account or accounts.

            ELEVENTH: Section 7.2 and Section 9,4 of the Plan are hereby amended by deleting therefrom the term "Accounting Date" and substituting in lieu thereof the term "Valuation Date."

            TWELFTH: The first paragraph of Section 8.3 of the Plan is hereby amended to read as follows;

                  In the event of termination of a Participant's employment by reason of resignation or by any reason other than retirement at or after his normal retirement date, death or Total and Permanent Disability, the nonvested portion of the amount credited to his account shall be forfeited as provided in Section 9.4. As of the Valuation Date which is as of the end of a Plan Year, the Trustee in charge of the records shall allocate among the Participants' accounts any account balances forfeited under this
      Section 8.3 which have become available for forfeiture during the Plan Year then ending, This allocation shall be made in the same ratio as Employer contributions are allocated pursuant to Section 6.3.

            THIRTEENTH: The amendments made hereby shall be effective as of November 1, 1997, unless another effective date is specified herein.

            FOURTEENTH: The Plan, as hereinabove amended, shall remain in full force and effect.

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed and its seal to be hereunto affixed and attested, all by its officers thereunto duly authorized, as of the 11th day of February, 2004.

                                                  SANDERSON FARMS, INC.

                                          By /s/ ?????
                                             --------------------------

                                          Its Treasurer & CFO
ATTEST:

By /s/ ?????
   ---------------------

Its Director of Org. Dev.